Registration Statement No. 333-57659

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1
                                       to
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EASTMAN KODAK COMPANY
             (Exact name of registrant as specified in its charter)

   New Jersey                                                         16-0417150
 (State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

   343 STATE STREET, ROCHESTER, NEW YORK                                   14650
(Address of principal executive offices)                              (Zip code)

                  EASTMAN KODAK COMPANY 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                            JOYCE P. HAAG, Secretary
                              Eastman Kodak Company
                                343 State Street

                            Rochester, New York 14650
                                 (716) 724-4368
           (Name, address, and telephone number of agent for service)

Pursuant to Instruction E to Form S-8, the contents of Registration Statement No. 333-57659 are incorporated by reference.

                    CALCULATION OF REGISTRATION FEE
Title of       Amount to     Proposed     Proposed        Amount of
Security       be            Maximum      Maximum         Registration
to be          Registered:   Offering     Aggregate       Fee
Registered:                  Price Per    Offering
                             Share (1):   Price:
   ---------      --------      -------      ---------       --------
Common         200,000      $ 58.66       $11,732,000.00  $3,097.25
Stock par
value $2.50
per share

(1) Determined on the basis of the average of the high and low prices of Kodak Common Stock on the New York Stock Exchange on April 4, 2000 solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h).

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.



Pursuant to Instruction E to Form S-8, simultaneously with the filing of this Amendment No. 1 to Registration Statement on Form S-8, the registrant is filing another Amendment to Registration Statement on Form S-8 to post-effectively amend Registration No. 33-23371 to deregister 500,000 shares. Registrant will carry forward 200,000 of those shares to this Registration Statement on Form S-8 and apply $5,502 of the $13,756 filing fee previously paid by registrant for such 500,000 shares to the filing fee due as a result of the 200,000 shares being registered by this Amendment No. 1 to Registration Statement on Form S-8.

Upon this Amendment No. 1 to Registration Statement's effectiveness, there will be 2,250,000 shares registered under the Eastman Kodak Company 1997 Stock Option Plan (the "Plan"), 2,050,000 shares from Registration Statement No. 333-57659 and 200,000 from this Amendment No. 1 to Registration Statement on Form S-8.

PART II

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the securities being offered hereby will be passed upon by Gary
P. Van Graafeiland, General Counsel and Senior Vice President of Kodak. Mr. Van Graafeiland owns and has options to purchase Kodak Common Stock and is eligible to receive awards under the Plan.

Item 8.  EXHIBITS

Exhibit
Number         Exhibit

3A             Certificate of Incorporation

3B             By-laws

4              Eastman Kodak Company 1997 Stock Option Plan

5 Opinion of Gary P. Van Graafeiland as to the legality of the securities registered

23A            Consent of PricewaterhouseCoopers LLP, independent accountants

23B Consent of Gary P. Van Graafeiland (included in Exhibit 5 to this Registration Statement)

EASTMAN KODAK COMPANY
SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 11th day of April, 2000.

Eastman Kodak Company
(Registrant)

By:  Daniel A. Carp*                     By: Robert H. Brust*, Chief
     Chief Executive Officer                 Financial Officer and
                                             Executive Vice President

                                         By: E. Mark Rajkowski*,
                                             Controller

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following person in the capacities indicated on April 11, 2000.

    Directors                               Title

George M. C. Fisher*                        Director

Richard S. Braddock*                        Director

Daniel A. Carp*                             Director

Martha Layne Collins*                       Director

Alice F. Emerson*                           Director

Paul H. Gray*                               Director

Durk I. Jager*                              Director

Debra L. Lee*                               Director

Paul H. O'Neill*                            Director

John J. Phelan, Jr.*                        Director

Laura D'Andrea Tyson*                       Director

Richard A. Zimmerman*                       Director




*By:/s/Joyce P. Haag
-----------------------------
   Joyce P. Haag
   Under Power of Attorney


EASTMAN KODAK COMPANY
REGISTRATION STATEMENT ON FORM S-8
EASTMAN KODAK COMPANY 1997 STOCK OPTION PLAN


INDEX TO EXHIBITS

Exhibit

Number     Exhibit                       Location
   ---        ---------------------         -------------------------

3A        Certificate of Incorporation    Incorporated by reference to Annual
                                          Report on Form 10-K for the fiscal
                                          year ended December 25, 1988, Exhibit
                                          3

3B         By-laws                        Incorporated by reference
                                          to Annual Report on Form
                                          10-K for the fiscal year
                                          ended December 31, 1998,
                                          Exhibit 3

4          Eastman Kodak Company 1997     Incorporated by reference
           Stock Option Plan              to Form S-8 filed June 25,
                                          1998, Registration Statement
                                          No. 333-57659

5          Opinion of                        *
           Gary P. Van Graafeiland
           as to the legality
           of the securities registered

23A        Consent of PricewaterhouseCoopers *
           LLP, independent accountants

23B        Consent of                     Included in Exhibit 5 to
           Gary P. Van Graafeiland        this Registration Statement

* Included as part of the electronic submission of this Registration Statement
